UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
Atlantic Coast Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-110484	54-2131349

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Stratosphere Casino Hotel & Tower 2000 Las Vegas Boulevard South Las Vegas, Nevada	08104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (702) 380-7777
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS
     Effective as of June 20, 2007, in accordance with the terms of the Warrant Agreement, dated July 22, 2004, by and between Atlantic Coast Entertainment Holdings, Inc. (the “Company”) and American Stock Transfer and Trust Company, as the warrant agent, and the Notice, dated March 16, 2007, sent by the Company to the holders of all outstanding warrants (the “Warrants”) of the Company, exercisable for shares of common stock, $0.01 par value per share, of the Company, any and all Warrants which were not exercised prior to 5:00 p.m., New York City time, on June 20, 2007 were cancelled and are no longer exercisable.
Item 8.01 OTHER EVENTS
     On June 20, 2007, the Company issued a press release announcing the cancellation of the Warrants. The entire text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1* Atlantic Coast Entertainment Holdings, Inc. Press Release, dated June 20, 2007.
*Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
Dated: June 20, 2007	By:	/s/ Denise Barton
		Name:	Denise Barton
		Title:	Vice President, Chief Financial Officer, and Principal Accounting Officer